Exhibit 10.2

FIRST AMENDMENT TO THE

SECOND AMENDED AND RESTATED ADVISORY AGREEMENT

This First Amendment to the Second Amended and Restated Advisory Agreement (this “Amendment”) is made and entered into as of the 24th day of February, 2012, by and among Clarion Partners Property Trust Inc. (the “Company”), CPT Real Estate LP (the “Operating Partnership”) and CPT Advisors LLC (the “Advisor” and collectively, the “Parties”). Capitalized terms used but not defined herein shall have the meaning set forth in the Advisory Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Parties entered into that certain Second Amended and Restated Advisory Agreement, dated May 6, 2011 (the “Advisory Agreement”), which provides for, among other matters, the management of the day-to-day activities of the Company and the Operating Partnership by the Advisor; and

WHEREAS, the Parties desire to amend the provisions of the Advisory Agreement, on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

ARTICLE 1

AMENDMENTS

The Advisory Agreement is hereby amended as follows:

Section 1.1            Advisory Fee.      Section 10(b) is deleted and replaced in its entirety with the following:

(b)           The Advisor shall receive the Advisory Fee as compensation for services rendered hereunder. The Advisory Fee will be comprised of two separate components: (1) a fixed component in an amount equal to 1/365th of 0.9% of NAV for each day (the “Fixed Component”); and (2) a performance component (the “Performance Component”) that is paid annually and calculated based on the Annual Total Return allocable to each class of shares of the Company’s common stock.

Section 1.2            Organizational and Offering Expenses.   Section 11(e) is deleted and replaced in its entirety with the following:

(e)           All expenses, including Organizational and Offering Expenses, incurred by the Advisor on behalf of the Company and the Operating Partnership and payable pursuant to this Section 11 prior to the date the Company receives the escrowed offering proceeds from the Company’s escrow agent as set forth in the Registration Statement (the “Escrow Period Expenses”) shall be reimbursed by the Company to the Advisor ratably over 48 months, with such reimbursement becoming payable beginning with the thirteenth month following the date the Company receives such escrowed offering proceeds.

Section 1.3            Payments to and Duties of Advisor Upon Termination.  Section 20(a) is deleted and replaced in its entirety with the following:

(a)           After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company or the Operating Partnership within thirty (30) days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement, subject to the 2%/25% Guidelines to the extent applicable. Notwithstanding the foregoing, upon a termination of the Advisory Agreement for any reason within 60 months following the date the Company receives the escrowed offering proceeds from the Company’s escrow agent as set forth in the Registration Statement, the Advisor shall be entitled to continue to receive reimbursement payments for the Escrow Period Expenses pursuant to Section 11(e) of this Agreement for the remainder of the 48-month period described therein until the earlier of (i) the termination of such 48-month period or (ii) the discontinuation of the Company’s operations.  In the event of a discontinuation of the Company’s operations, the Company shall no longer have any obligation to reimburse the Advisor for any unreimbursed Escrow Period Expenses not yet payable as of the date of discontinuation.

ARTICLE 2

MISCELLANEOUS

Section 2.1            Continued Effect.  Except as set forth in this Amendment, the provisions of the Advisory Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby.  In the event of any conflict between the terms of the Advisory Agreement and the terms of this Amendment, the terms of this Amendment shall control.

Section 2.2            Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any Party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the Parties reflected hereon as the signatories.

IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment to the Second Amended and Restated Advisory Agreement as of the date and year first above written.

[Signatures on following page.]

Clarion Partners Property Trust Inc., the Company

By:	/s/ EDWARD L. CAREY
Edward L. Carey
Chief Executive Officer

CPT Real Estate LP, the Operating Partnership

By:	Clarion Partners Property Trust Inc., its General Partner

	By:	/s/ EDWARD L. CAREY
Edward L. Carey
Chief Executive Officer

CPT Advisors LLC, the Advisor

By:	/s/ DOUGLAS L. DUMOND
Douglas L. DuMond
President

Signature Page to First Amendment to Second Amended and Restated Advisory Agreement